                                                      OPPENHEIMER SELECT MANAGERS
                                                  Supplement dated May 1, 2002 to the
                                       Statement of Additional Information dated March 28, 2002

The Statement of Additional Information is changed as follows:

         All  references  to  "Oppenheimer  Select  Managers - Salomon  Brothers  Capital Fund" in the Statement of Additional
         Information are deleted and replaced with "Oppenheimer Select Managers - Salomon Brothers All Cap Fund.

May 1, 2002                                                                                     PX0505.004